Exhibit 3.2

~~THIRD~~ AMENDED AND RESTATED BY-LAWS

OF

TELLABS, INC.

(As Amended and Restated ~~February 13, 2008~~January 29, 2009)

ARTICLE I

OFFICES OF REGISTERED AGENT

Section 1.1 Registered Office and Agent. The Corporation shall have and maintain a registered office in Delaware and a registered agent having a business office identical with such registered office.

Section 1.2 Other Offices. The Corporation may also have such other office or offices in Delaware or elsewhere as the Board of Directors may determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the stockholders shall be held on ~~the third Wednesday in April in each year beginning with the year 1993, at the hour of 10:30 A.M., or in the event the annual meeting is not held on~~ such date and at such time~~, then on the date and at the time~~ as may from time to time be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. ~~If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day~~Nominations of directors and the proposal of other business to be conducted at an annual meeting are properly brought, and will only be considered at such meeting, if made in accordance with Article IV of these By-laws. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.

Section 2.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors or the President or by resolution of the Board of Directors and shall be called by the Chairman of the Board of Directors or President at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made only in accordance with Article IV of these By-laws.

Section 2.3 Place of Meeting. Meetings of stockholders, whether annual or special, shall be held at such time and place as may be determined by the Board of Directors and designated in the call and notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all stockholders may designate any time or place as the time and place for the holding of such meeting. If no designation is made, the place of meeting shall be at the Corporation’s principal place of business.

Section 2.4 Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, or, in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation’s property and assets, at least twenty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.5 Fixing Record Date for Determination of Stockholders. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than sixty days prior to the date of a meeting of stockholders, the date of payment of a dividend or the date on which other action requiring determination of stockholders is to be taken, as the case may be. In addition, the record date for a meeting of stockholders shall not be less than ten days, or in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation’s property and assets, not less than twenty days immediately preceding such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, ~~either~~ at ~~a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held~~the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of the stockholders, the corporate books, or to vote at any meeting of the stockholders.

Section 2.7 Quorum and Manner of Acting. Unless otherwise provided by the Certificate of Incorporation, as may be amended or restated from time to time (hereinafter the “Certificate of Incorporation”), or these By-laws, a majority of the outstanding shares of the Corporation entitled to vote on a matter present in person or represented by proxy shall constitute a quorum for consideration of such matter at any meeting of stockholders; provided, that if less than a majority of the outstanding shares entitled to vote on a matter are present in person or represented by proxy at said meeting, a majority of the shares so present in person or represented by proxy may adjourn the meeting from time to time without further notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, as may be amended or restated from time to time, or these By-laws.

Section 2.8 Voting Shares and Proxies. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote shall be entitled to vote in person, or may authorize another person or persons to act for him by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.9 Inspectors. At any meeting of stockholders, the ~~chairman of the meeting may, or upon the request of any stockholder shall,~~Corporation shall appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the list of stockholders produced at the meeting in accordance with Section 2.6 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the stockholders.

Section 2.10 Voting of Shares by Certain Holders. Shares of its own stock belonging to the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he or she expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as may be otherwise provided by statute or the Certificate of Incorporation, as may be amended or restated from time to time.

Section 3.2 Number, Tenure and Qualifications.

(a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be no fewer than eight and no greater than twelve and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. The number of directors may be changed from time to time by amendment of this Section, except as otherwise provided for in the Certificate of Incorporation. The directors shall be divided into three classes as provided in Article SIXTH of the Certificate of Incorporation, and shall be elected as described herein.

(b) ~~(a) The number of directors shall be ten, which number of directors may be changed from time to time by amendment of this Section, except as otherwise provided for in the Certificate of Incorporation. The directors shall be divided into three classes as provided in Article SIXTH of the Certificate of Incorporation, and shall be elected as described herein.~~ Except as provided in section (~~b~~c) of this Section, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected in a contested election (in which a stockholder has notified the Corporation that it will nominate a person for election to the Board of Directors and which nomination has not been withdrawn on or before the tenth day before the Corporation first mails notice of such meeting to the stockholders), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For the purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” that director’s election . Class I directors shall hold office initially for a term expiring at the 1993 annual meeting of stockholders. Class II directors shall hold office initially for a term expiring at the 1994 annual meeting of stockholders. Class III directors shall hold office initially for a term expiring at the 1995 annual meeting of stockholders. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified, unless they resign or are removed as provided in Article SIXTH of the Certificate of Incorporation. Directors need not be stockholders or residents of Delaware.

(c) ~~(b)~~ Except as otherwise provided in Section 3.10, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created.

Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Section, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, President or upon the written request of at least two directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without Delaware, as the place for holding such special meeting. In the absence of such a designation the place of meeting shall be the Corporation’s principal place of business.

Section 3.5 Notice of Special Meetings. Notice stating the place, date and hour of a special meeting shall be mailed not less than five days before the date of the meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two days before the date of the meeting, to each director, by or at the direction of the person or persons calling the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6 Quorum, Organization of Meeting and Manner of Acting. A majority of the number of directors as fixed in Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws.

(a) The Board of Directors shall elect one of its members to be the Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-laws, including its responsibility to oversee the performance of the ~~Company~~Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

(b) Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his absence, by the President, or in the absence of the Chairman of the Board of Directors and President by such other person or persons as the Board of Directors may designate or the members present may select.

Section 3.7 Informal Action by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all of the directors or all of the members of such committee, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of proceedings of the Board or committee.

Section 3.8 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors or of any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence at such meeting.

Section 3.9 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10 Vacancies.

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled as provided by the Certificate of Incorporation.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier resignation or removal.

Section 3.11 Removal. Any director or the entire Board of Directors may be removed, but only for cause, and only by the affirmative vote of (~~i~~a) the holders of at least 75% of the voting power of the shares then entitled to vote at an election of directors, voting together as a single class, or (~~ii~~b) a majority of the Board of Directors.

Whenever the holders of any class or series of capital stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section shall apply, in respect to the removal for cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 3.12 Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof.

Section 3.13 Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.14 Interested Directors.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

(b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

NOTICE OF STOCKHOLDER ~~NOMINATION OF DIRECTOR~~

~~CANDIDATES~~BUSINESS AND NOMINATIONS

~~Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally or, if applicable, by any holder of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty days in advance of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, a reasonable time in advance of the meeting. For purposes of this Section, a “reasonable time in advance of the meeting” is at least fifteen days before the date that the proxy statement in connection with such meeting is to be mailed to the stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person and persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.~~

Section 4.1 Annual Meetings of Stockholders. (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (A) was a stockholder of record of the Corporation at the time the notice provided for in these By-laws is provided to the Secretary of the Corporation and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 4.1. Clause (iii) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 4.1(a) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice delivered pursuant to these By-laws shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding the foregoing, the information required by clauses (c)(iii)(B), (c)(iii)(C) and (c)(iii)(D) of this Section 4.1 shall be updated by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(d) Notwithstanding anything in the second sentence of clause (b) of this Section 4.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4.1 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Section 4.2 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 4.2 is provided to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these By-laws, including Section 4.1(c) hereof. Clause (b) of this Section 4.2 shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. For nominations to be properly brought by a stockholder before a special meeting pursuant to clause (b) of this Section 4.2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Section 4.3 General. (a) Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to be elected at an annual or special meeting of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 4.1(c)(iii)(F) of these By-laws) and (ii), if any proposed nomination or other business is determined to not have been made or proposed in compliance with these By-laws, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 4.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) For purposes of these By-laws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c) Notwithstanding the foregoing provisions of this Article, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article, provided however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-laws (including Section 4.1(a)(iii) and Section 4.2(b) hereof), and compliance with Section 4.1(a)(iii) and Section 4.2(b) hereof shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in these By-laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations under the Exchange Act or (ii) of the holders of any series of Preferred Stock of the Corporation to elect directors under specified circumstances.

ARTICLE V

COMMITTEES

Section 5.1 Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of such shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or amending the By-laws; and, unless the resolution, By-laws or Certificate of Incorporation, expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Section 5.2 Absence or Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5.3 Record of Proceedings. The committees shall keep regular minutes of their proceedings and when required by the Board of Directors shall report the same to the Board of Directors.

ARTICLE VI

OFFICERS

Section 6.1 Number and Titles. The officers of the Corporation shall be a Chairman of the Board of Directors, a President and a Secretary. There shall be one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer and such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any two or more offices may be held by the same person.

Section 6.2 Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

Section 6.3 Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.4 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5 Duties. In addition to and to the extent not inconsistent with the provisions in these By-laws, the officers shall have such authority, be subject to such restrictions and perform such duties in the management of the business, property and affairs of the Corporation as may be determined from time to time by the Board of Directors.

Section 6.6 President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall, in general, supervise and manage the business and affairs of the Corporation and he shall see that the resolutions and directions of the Board of Directors are carried into effect. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, or where otherwise required by law, the President may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, or may execute, or may authorize any officer or agent to execute, for the Corporation any contracts, deeds, mortgages, bonds or other instruments or the execution of which is in the ordinary course of the Corporation’s business, and such execution may be accomplished either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. In addition, he shall perform all duties incident to the office of President and such other duties as from time to time shall be prescribed by the Board of Directors.

Section 6.7 Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if one shall have been elected (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order of their election), shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the President or the Board of Directors.

Section 6.8 Treasurer. The Treasurer, if one shall have been elected, shall be the principal financial officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the President or the Board of Directors; and (e) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or the Board of Directors. If required by the Board of Directors, the Treasurers shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 6.9 Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each stockholder, which shall be furnished to the Corporation by each such stockholder, and the number and class of shares held by each stockholder; (e) have general charge of the stock transfer books; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or the Board of Directors.

Section 6.10 Assistant Treasurers and Assistant Secretaries. In the absence of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 6.11 Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, that with respect to any officer who is also a director, such determination shall be made by a majority of the other directors then in office.

ARTICLE VII

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 7.1 Stock Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as may be determined by the Board of Directors or its designee from time to time, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by the Chairman of the Board of Directors, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all the signatures on the certificates may be a facsimile. All certificates of stock shall bear the seal of the Corporation, which seal may be a facsimile, engraved or printed.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation or its transfer agent shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, the Corporation’s state of organization, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s certificate of incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholder and the Corporation.

Section 7.2 Transfer of Shares. The shares of the Corporation shall be transferable. The Corporation shall have a duty to register any such transfer provided there is presented to the Corporation or its transfer agents (a) in the case of certificated shares, (i) the stock certificate endorsed and surrendered by the appropriate person or persons; and (ii) reasonable assurance that such endorsement is genuine and effective; (b) in the case of uncertificated shares (i) proper transfer instructions from the registered owner of uncertificated shares; and (ii) reasonable assurance that such instructions are genuine and effective; and, provided that (c)(i) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (ii) any applicable law relating to the collection of taxes has been complied with; and (iii) the transfer is in fact rightful or is to a bona fide purchaser or transferee. Upon registration of such transfer upon the stock transfer books of the Corporation (a) the certificates representing the shares transferred shall be canceled and the new record holder, upon request, shall be entitled to a new certificate or certificates or (b) uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares (as may be determined by the Board of Directors or it designee from time to time) shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The terms and conditions described in the foregoing provisions of this Section shall be construed in accordance with the provisions of the Delaware Uniform Commercial Code, except as otherwise provided by the General Corporation Law of the State of Delaware. If a stock certificate is lost, destroyed, wrongfully taken or mutilated, upon such terms and indemnity to the Corporation as the Board of Directors or it designee may prescribe consistent with applicable law, the Corporation may issue either (a) a new certificate or (b) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VIII

DIVIDENDS

Section 8.1 Dividends. Subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, as may be amended or restated from time to time, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

ARTICLE IX

FISCAL YEAR

Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE X

SEAL

Section 10.1 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI

WAIVER OF NOTICE

Section 11.1 Waiver of Notice. Whenever any notice is required to be given under these By-laws, the Certificate of Incorporation, as may be amended or restated from time to time, or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

INDEMNIFICATION ~~OF OFFICERS, DIRECTORS AND OTHERS~~

Section 12.1 ~~Nature of Indemnity. Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation as provided in this Article and to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees) actually and reasonably incurred by such person in connection with such proceeding), and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 12.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and, subject to Sections 12.2 and 12.5 hereof, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding any other provision of this Article, to the extent that any director or officer, or employee or agent at the discretion of the Board of Directors of the Corporation pursuant to Section 12.7 of this Article, is by reason of such person’s position with the Corporation a witness in any proceeding, such person shall be indemnified against all costs and expenses actually and reasonably incurred by him on his behalf in connection therewith.~~Definitions. For purposes of this Article:

(a) “Change of Control” means any of the following:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B)

the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Section 12.1(a)(i) of this Article, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Enterprise controlled by the Corporation or (D) any acquisition pursuant to a transaction which complies with Section 12.1(a)(iii)(A), (B) or (C) of this Article; or

(ii) Individuals who, as of December 1, 2008, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another Enterprise (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or members of any other governing body, as the case may be, of the corporation or other legal entity resulting from such Corporate Transaction, respectively (including, without limitation, a corporation or other legal entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation or securities entitled under ordinary circumstances to elect a majority of the members of the governing body of any other legal entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or the then outstanding securities with the combined voting power entitled to elect a majority of the members of the governing body of any other legal entity resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation or other governing body of any other legal entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv) Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

(b) “Corporate Status” means the status of a person who is or was a director or officer of the Corporation (including any such person in his capacity as an employee or agent of the Corporation) or who is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of any other Enterprise.

(c) “DGCL” means the Delaware General Corporation Law, as amended.

(d) “Disinterested Director” means a director of the Corporation who is not and was not a party to a Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Expenses” include all attorneys’ fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of Indemnitee in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, or other appeal bond or its equivalent. Expenses, however, shall not include Liabilities.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation, Indemnitee or any other party to the Proceeding giving rise to a claim for indemnification under this Article, in any matter material to the Corporation, Indemnitee or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine the Corporation’s or Indemnitee’s rights under this Article.

(i) “Indemnitee” means any person who was or is a party or is threatened to be made a party to any Proceeding by reason of such Person’s Corporate Status.

(j) “Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding, provided that Liabilities shall not include Expenses.

(k) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by Indemnitee unless the Board of Directors shall have authorized the commencement thereof.

Section 12.2 Procedure for Indemnification of Directors and Officers~~. Any indemnification of a director or officer of the Corporation under Section 12.1 of this Article or advance of expenses under Section 12.5 of this Article shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination is made by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.~~Proceedings Other Than Proceedings by or in the Right of the Corporation. Subject to Section 12.3 of this Article, the Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by reason of Indemnitee’s Corporate Status against Liabilities and Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding if

Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 12.3 ~~Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.~~Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status against Liabilities and Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Liabilities and Expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 12.4 Indemnification for Expenses of Indemnitee Who is Wholly or Partly Successful. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 12.2 or 12.3 of this Article, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Liabilities and Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in any such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify Indemnitee against all Liabilities and Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each claim, issue or matter that is successfully resolved. For purposes of this Article and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 12.5 Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 12.2 or 12.3 of this Article, the Corporation shall indemnify and hold harmless Indemnitee against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Corporation), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Corporation’s obligations pursuant to this Section 12.5 shall be that the Corporation shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 12.7 and 12.8 of this Article) to be unlawful.

Section 12.6 Indemnification for Expenses of a Witness. To the extent Indemnitee is a witness in, but not a party to, any Proceeding by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

Section 12.7 Determination of Right to Indemnification. Indemnification under Sections 12.2 and 12.3 of this Article shall be made only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 12.2 or 12.3 of this Article, as the case may be. Such determination shall be made (a) if a Change of Control shall not have occurred, (i) by the Board of Directors by a majority vote of the Disinterested Directors, even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, if a majority of such Disinterested Directors so directs, by (A) Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (B) if the Board of Directors so directs, the stockholders of the Corporation; or (b) if a Change of Control shall have occurred and subject to Section 12.13(c) of this Article, by Independent Counsel selected by Indemnitee in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made by or at the direction of the Board of Directors, in which case it shall be made in accordance with Section 12.7(a)(i) of this Article. Indemnitee shall be entitled to be indemnified against the Expenses actually and reasonably incurred by Indemnitee in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

Section 12.8 Timing of Determination of Right to Indemnification. If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and Indemnitee requests pursuant to Section 12.7(b) of this Article that the determination as to whether Indemnitee is entitled to indemnification be made by or at the direction of the Board of Directors, Indemnitee shall be conclusively presumed to have been determined pursuant to Section 12.7 of this Article to be entitled to indemnification if (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (A) Independent Counsel for its determination or (B) the stockholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies Indemnitee thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to Section 12.8(a)(i)(B) of this Article, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith); provided, however, that this sentence shall not apply if Indemnitee has misstated or failed to state a material fact in connection with Indemnitee’s request for indemnification. Such presumed determination that Indemnitee is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in Section 12.8(a)(ii) of this Article or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting (or a postponement or adjournment thereof as permitted above).

Section 12.9 Advancement of Expenses. Expenses actually and reasonably incurred by Indemnitee in defending any Proceeding referred to in this Article shall be paid by the Corporation in advance of the final disposition of such Proceeding, promptly after receipt of a request therefor stating in reasonable detail the Expenses incurred; provided that, in each case, the Corporation shall have received an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article.

Section 12.10 Non-Exclusivity; Survival of Rights. The indemnification and advancement of Expenses herein provided shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any written agreement, vote of stockholders or Disinterested Directors, the Certificate of Incorporation of the Corporation or otherwise, both as to action in Indemnitee’s Corporate Status and as to action in another capacity while having such Corporate Status, and shall continue as to Indemnitee after his or her Corporate Status has ceased. Notwithstanding any amendment, alteration or termination of this Article or any of its provisions, Indemnitee shall be entitled to indemnification and advancement of Expenses in accordance with the provisions hereof with respect to any action taken or omitted prior to such amendment, alteration or termination, except to the extent otherwise required by law. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation of the Corporation or these By-Laws, it is the intent of the parties hereto that Indemnitee shall enjoy by this Article the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 12.11 Indemnification for Actions Against the Corporation. No indemnification shall be payable pursuant to this Article with respect to any action against the Corporation commenced by Indemnitee unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Article shall specifically provide for indemnification of Expenses relating to the enforcement of rights under this Article.

Section 12.12 ~~Section 12.4 Survival~~ Vesting of Indemnification Rights. ~~No~~Notwithstanding any amendment, alteration or ~~repeal of this Article 12 or of any provision hereof shall be effective as to any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, with respect to~~termination of any provision of this Article, all rights to indemnification and advancement of Expenses under this Article vest in Indemnitee at the time Indemnitee became or becomes a director or officer of the Corporation or any of its subsidiaries, and Indemnitee shall be entitled to the benefits of this Article with respect to any claim for indemnification and advancement of Expenses arising out of any action taken or omitted ~~by such person in such position~~ prior to such amendment, alteration or ~~repeal. The provisions of the Article 12 shall continue as to any such person after his or her service in such position has ceased and shall inure to the benefit of his or her heirs, executors and administrators~~termination, except to the extent otherwise required by law.

Section 12.13 Submission and Determination of Claims.

(a) To obtain indemnification or advancement of Expenses under this Article, Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to permit a determination as to whether and what extent Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with Section 12.7 of this Article is required.

(b) Upon written request by an Indemnitee for indemnification pursuant to Section 12.13(a) of this Article, a determination with respect to Indemnitee’s entitlement thereto in the specific case, if required pursuant to this Article, shall be made in accordance with Section 12.7 of this Article, and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to Indemnitee’s entitlement to indemnification, including providing to each person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to make such determination.

(c) If entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12.7 of this Article, the Independent Counsel shall be selected as provided in this Section 12.13(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12.1 of this Article, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by Indemnitee of a written request for indemnification pursuant to Section 12.13(a) of this Article, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 12.7 of this Article. The Corporation shall pay all reasonable Expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 12.7 of this Article, and the Corporation shall pay all reasonable Expenses incident to the procedures of Section 12.7 of this Article and this Section 12.13(c), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Section 12.7 of this Article or, if earlier, the due commencement of any judicial proceeding or arbitration arising as a result of a determination made pursuant to Section 12.7 of this Article, that Indemnitee is not entitled to indemnification under this Article, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) In making a determination with respect to entitlement to indemnification under this Article, the person, persons or entity making such determination shall, to the full extent permitted by applicable law, presume that Indemnitee is entitled to indemnification under this Article if Indemnitee has submitted a request for indemnification in accordance with Section 12.3(a) of this Article, and, to the full extent permitted by applicable law, the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(e) Any Independent Counsel, member of the Board of Directors or stockholder of the Corporation shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Article. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

Section 12.14 Review and Enforcement of Determination.

(a) In the event that (i) advancement of Expenses is not timely made pursuant to Section 12.9 of this Article, (ii) payment of indemnification is not made pursuant to Section 12.4 or 12.6 of this Article within ten days after receipt by the Corporation of written request therefor, (iii) a determination is made pursuant to Section 12.7 of this Article that Indemnitee is not entitled to indemnification under this Article, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12.7 of this Article and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (v) payment of indemnification is not made within ten days after a determination has been made pursuant to Section 12.7 of this Article that Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Section 12.8 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12.14(a). The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. Any such arbitrator shall have the power and authority to award any remedy or judgment that could be awarded in an appropriate court of the State of Delaware, or any court of competent jurisdiction. Any opinion or award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any appropriate court of the State of Delaware, or any court of competent jurisdiction in the United States.

(b) In the event that a determination shall have been made pursuant to Section 12.7 of this Article that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12.14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 12.7 or 12.8 of this Article that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12.14, absent (i) a misstatement or omission of a material fact in connection with Indemnitee’s request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) To the full extent permitted by applicable law, the Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12.14 that the procedures and presumptions of this Article are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of this Article.

(e) In the event that an Indemnitee, pursuant to this Section 12.14, seeks to enforce Indemnitee’s rights under, or to recover damages for breach of, this Article in a judicial proceeding or arbitration, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred in such judicial proceeding or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.

Section 12.15 Reliance. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, or any Enterprise which he is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Article.

Section 12.16 Duration of Obligations. All agreements and obligations of the Corporation contained in this Article shall continue during the period of Indemnitee’s Corporate Status and shall continue thereafter until the longer of (a) the expiration of all applicable statutes of limitation to assert any claim against Indemnitee by reason of Indemnitee’s Corporate Status or (b) so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 12.13 or 12.14 of this Article) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any Liability or Expense is incurred for which indemnification can be provided under this Article. This Article shall be binding upon and inure to the benefit of and be enforceable by the Corporation and any person who has Corporate Status at any time while this Article is in effect and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, executors and personal and legal representatives, as the case may be.

Section 12.17 Subrogation. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors and officers of the Corporation or of any other Enterprise which Indemnitee serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.

(a) In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under any directors’ and officers’ insurance policy of the Corporation, who shall execute all documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(b) ~~Section 12.5 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article or under the General Corporation Law of the State of Delaware.~~ The Corporation shall not be liable under this Article to make any payment~~s~~ of amounts otherwise indemnifiable hereunder if and to the extent that ~~such indemnified person hereunder~~Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, other indemnity provision or otherwise, except with respect to any excess beyond the amount paid under any insurance policy~~, contract, agreement or otherwise~~ or other indemnity provision.

~~Section 12.6 Expenses. Expenses (including attorneys’ fees) incurred by any person described in Section 12.1 of this Article in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or Officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.~~

Section 12.18 Exception to Right of Indemnification. Notwithstanding any provision in this Article, the Corporation shall not be obligated under this Article to make any indemnity payment in connection with any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, as amended, or similar provisions of state statutory law or common law.

Section 12.19 Severability. The invalidity or unenforceability of any provision of this Article shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Article is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

Section 12.20 Notice By Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or other matter which may be subject to indemnification covered hereunder. The failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Article or otherwise unless and only to the extent that such failure or delay materially prejudices the Corporation.

Section 12.21 ~~Section 12.7~~ Employees and Agents. Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another ~~corporation, partnership, joint venture, trust or other enterprise~~Enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

~~Section 12.8 Contract Rights. The provisions of this Article shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.~~

~~Section 12.9 Merger or Consolidation. For Purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.~~

~~Section 12.10 Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.~~

~~Section 12.11 Certain Persons Not Entitled to Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of any costs, expenses or the like under this Article with respect to any proceeding, or any claim therein, brought or made by such person against the Corporation.~~

~~Section 12.12 Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article shall be in writing and either delivered in person or sent by facsimile or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.~~

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of its business. Such authority may be general or confined to specific instances.

Section 13.2 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 13.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.

Section 13.4 Deposits. The Board of Directors may select, or may authorize the President, Treasurer or other officers to select, banks, trust companies or other depositaries for the funds of the Corporation.

Section 13.5 Stock in Other Corporations. Shares of any other corporation which may from time to time be held by the Corporation may be represented and voted by the President, or by any proxy appointed in writing by the President, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the corporation by the President or by any other officer thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.

Section 13.6 Gender. Use of masculine pronoun shall be deemed to include usage of the feminine and neuter pronoun where appropriate.

ARTICLE XIV

AMENDMENT

Section 14.1 Procedure. These By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors. Subject to the provisions of the Certificate of Incorporation, these By-laws may also be altered, amended or repealed by the stockholders of the Corporation.

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